UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company (“Sherwin-Williams”) held on April 20, 2016 are set forth below.

Proposal 1. The shareholders fixed the number of directors of Sherwin-Williams at 11 and elected the following 11 nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the 11 nominees were as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Arthur F. Anton	74,596,278	1,020,176	292,909	6,928,164
Christopher M. Connor	74,834,387	927,311	147,665	6,928,164
David F. Hodnik	75,047,536	556,579	305,248	6,928,164
Thomas G. Kadien	75,324,859	257,282	327,222	6,928,164
Richard J. Kramer	75,376,706	166,927	365,730	6,928,164
Susan J. Kropf	74,355,668	728,129	825,566	6,928,164
John G. Morikis	75,421,218	305,887	182,258	6,928,164
Christine A. Poon	74,652,798	890,777	365,788	6,928,164
John M. Stropki	75,284,995	223,759	400,609	6,928,164
Matthew Thornton III	75,328,050	206,556	374,757	6,928,164
Steven H. Wunning	75,214,927	288,288	406,148	6,928,164

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
73,196,623	2,078,983	633,643	6,928,278

Proposal 3. The shareholders approved The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors (Amended and Restated as of April 20, 2016). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
71,476,373	3,744,339	688,537	6,928,278

Proposal 4. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2016. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
81,400,055	1,132,886	304,586	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 22, 2016	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

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